SCHEDULE 13G/A
CUSIP No. 981579105
EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of WorldSpace, Inc. is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 8, 2007
	TCS	CAPITAL INVESTMENTS, LP

	By:	TCS Capital GP, LLC, its General Partner

By: /s/ Eric Semler

Name: Eric Semler
Title: Managing Member

TCS CAPITAL GP, LLC

By: /s/ Eric Semler

Name: Eric Semler
Title: Managing Member

ERIC SEMLER

By: /s/ Eric Semler